Contact: Dennis Gauger
BSD MEDICAL CORPORATION	Telephone: (801) 972-5555
2188 West 2200 South	Facsimile: (801) 972-5930
Salt Lake City, Utah 84119-1326	Email: investor@bsdmc.com
NASDAQ:BSDM

For Immediate Release

BSD Medical Corporation Announces Second Quarter Fiscal 2011 Financial Results, Citing Improvements in Cash Used in Operations and Net Loss

SALT LAKE CITY, April 8, 2011—BSD Medical Corporation (NASDAQ:BSDM) (Company or BSD) (www.bsdmedical.com), a leading provider of medical systems that treat cancer and benign diseases using heat therapy, today reported financial results for its second fiscal quarter ended February 28, 2011, including:

•	Cash and cash equivalents of $19.8 million
•	No debt
•	Total stockholders’ equity of $23.0 million
•
Net cash used in operating activities of $1,510,000 for the six months ended February 28, 2011, a 58% improvement compared to net cash used in operating activities of $3,627,000 for the comparable six-month period of last fiscal year

•	Net loss of $1,554,000 for the three months ended February 28, 2011, a 19% improvement compared to a net loss of $1,920,000 for the comparable three-month period of last fiscal year
•	Net loss of $2,501,000 for the six months ended February 28, 2011, a 35% improvement compared to a net loss of $3,867,000 for the comparable six-month period of last fiscal year
•	Current hyperthermia systems sales backlog of $2.0 million
•	Total revenues of $444,000 for the three months ended February 28, 2011, a 26% decrease from total revenues of $600,000 for the comparable three-month period of last fiscal year
•	Total revenues of $951,000 for the six months ended February 28, 2011, a 7% decrease from total revenues of $1,026,000 for the comparable six-month period of last fiscal year

“The second quarter results continue to reflect the year-to-date positive impact of the expense reduction measures we implemented to reduce the level of our operating cash burn,” said Harold Wolcott, President of the Company.  “We have a strong balance sheet, no debt, and a significant sales backlog, and believe we are sufficiently capitalized to continue the progress we have made to date in the roll out of our MicroThermX® Microwave Ablation System and to support its global distribution network.”

Other highlights of the quarter and more recent activities include the following:

•	Success in the Company’s product launch strategy for the MicroThermX® focused on the placement of a select number of systems with pivotal, high-profile, interventional oncology key opinion leaders.

Contact: Dennis Gauger
BSD MEDICAL CORPORATION	Telephone: (801) 972-5555
2188 West 2200 South	Facsimile: (801) 972-5930
Salt Lake City, Utah 84119-1326	Email: investor@bsdmc.com
NASDAQ:BSDM

•	Early clinical success and strong positive clinician response to our MicroThermX®, driving purchase inquiries from an expanded base of hospitals.

•	The first international distributor sale of the MicroThermX® in Italy.

•	Finalizing domestic distribution networks and progress establishing international distribution networks dedicated to selling the MicroThermX®.

•	Over 50 independent distributor representatives fully trained on the MicroThermX® who are now actively selling.

•
Employment of an experienced Director of Marketing as well as a veteran microwave ablation Eastern Sales Manager to support the global distribution network for the MicroThermX®.  Interviewing candidates for both Western Sales Manager and International Sales Manager.

•
Showcase of the MicroThermX® at the 36th annual scientific meeting of the Society of Interventional Radiology held in Chicago and attended by nearly 5,300 physicians, scientists and health professionals from around the world.

About BSD Medical Corporation
BSD Medical Corporation develops, manufactures, markets and services systems to treat cancer and benign diseases using heat therapy delivered using focused radiofrequency (RF) and microwave energy.  BSD’s product lines include both hyperthermia and ablation treatment systems.  BSD’s hyperthermia cancer treatment systems, which have been in use for several years in the United States, Europe and Asia, are used to treat certain tumors with heat (hyperthermia) while increasing the effectiveness of other therapies such as radiation therapy.  BSD’s microwave ablation system has been developed as a stand-alone therapy to ablate and destroy soft tissue.  The Company has developed extensive intellectual property, multiple products in the market and well established distribution in the United States, Europe and Asia.  Certain of the Company’s products have received regulatory approvals in the United States, Europe and China.  For further information visit BSD Medical's website at www.BSDMedical.com.

###
Statements contained in this press release that are not historical facts are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements are subject to risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date on which such statements are made, and the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date.

BSD MEDICAL CORPORATION
Condensed Balance Sheets
(Unaudited)
ASSETS	February 28, 2011	August 31, 2010
Current assets:
Cash and cash equivalents	$19,794,554	$8,483,565
Accounts receivable, net of allowance for doubtful accounts of $20,000	218,182	307,530
Related party trade accounts receivable	38,347	83,834
Income tax receivable	-	50,000
Inventories, net	2,248,478	2,238,254
Other current assets	112,542	135,050
Total current assets	22,412,103	11,298,233

Property and equipment, net	1,420,213	1,352,731
Patents, net	35,622	51,205

	$23,867,938	$12,702,169

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$231,342	$197,082
Accrued liabilities	256,739	223,920
Customer deposits	292,480	-
Deferred revenue – current portion	52,559	89,591
Total current liabilities	833,120	510,593

Deferred revenue – net of current portion	73,350	73,351

Total liabilities	906,470	583,944

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.001 par value; 10,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $.001 par value, 80,000,000 shares authorized, 29,599,616 and 26,178,679 shares issued, respectively	29,600	26,179
Additional paid-in capital	49,564,438	36,223,350
Treasury stock, 24,331 shares at cost	(234)	(234)
Accumulated deficit	(26,632,336)	(24,131,070)
Total stockholders’ equity	22,961,468	12,118,225

	$23,867,938	$12,702,169

BSD MEDICAL CORPORATION
Condensed Statements of Operations
(Unaudited)

	Three Months Ended February 28,		Six Months Ended February 28,
	2011	2010	2011	2010
Revenues:
Sales	$404,243	$586,448	$859,172	$859,343
Sales to related parties	30,296	13,626	40,752	166,934
Equipment rental	9,900	-	51,500	-

Total revenues	444,439	600,074	951,424	1,026,277

Cost of Revenues:
Cost of sales	374,585	517,079	718,668	743,599
Cost of related party sales	28,248	11,531	37,495	162,378
Cost of equipment rental	3,104	-	9,503	-

Total cost of revenues	405,937	528,610	765,666	905,977

Gross margin	38,502	71,464	185,758	120,300

Operating costs and expenses:
Research and development	432,820	621,201	510,116	1,164,628
Selling, general and administrative	1,176,467	1,376,344	2,200,398	2,835,739

Total operating costs and expenses	1,609,287	1,997,545	2,710,514	4,000,367

Loss from operations	(1,570,785)	(1,926,081)	(2,524,756)	(3,880,067)

Other income (expense):
Interest income	18,038	1,091	25,623	4,300
Other income (expense)	(1,218)	(1,726)	(2,133)	2,478

Total other income (expense)	16,820	(635)	23,490	6,778

Loss before income taxes	(1,553,965)	(1,926,716)	(2,501,266)	(3,873,289)

Income tax benefit	-	6,571	-	6,571

Net loss	$(1,553,965)	$(1,920,145)	$(2,501,266)	$(3,866,718)

Net loss per common share:
Basic	$(0.05)	$(0.09)	$(0.09)	$(0.17)
Diluted	$(0.05)	$(0.09)	$(0.09)	$(0.17)

Weighted average number of shares outstanding:
Basic	29,289,000	22,196,000	28,014,000	22,117,000
Diluted	29,289,000	22,196,000	28,014,000	22,117,000